Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Innate Pharma S.A.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, €0.05 nominal value per share, reserved for future issuance upon the exercise of stock options issuable under the 2024 Stock Option Plan	457(c) and 457(h)	150,000	$2.31	$346,500	$147.60 per $1,000,000	$51.14
Equity	Ordinary Shares, €0.05 nominal value per share, reserved for future issuance upon the exercise of free shares on the basis of performance criteria issuable under the 2024 Performance Free Shares Allocation Program	457(c) and 457(h)	2,625,000	$2.31	$6,063,750	$147.60 per $1,000,000	$895.01
Equity	Ordinary Shares, €0.05 nominal value per share, reserved for future issuance upon the exercise of free shares issuable under the 2024 Free Shares Grant Program	457(c) and 457(h)	300,000	$2.31	$693,000	$147.60 per $1,000,000	$102.29
Total Offering Amounts					$7,103,250		$1,048.44
Total Fee Offsets							—
Net Fees Due							$1,048.44

(1) These shares may be represented by the Registrant’s American Depositary Shares, or ADSs. Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-234063).
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares that become issuable under the Registrant’s 2024 Stock Option Plan, 2024 Free Share Plan or 2024 Performance Free Share Allocation Plan or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $2.31 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for September 5, 2024.